Exhibit 99.1

	CONTACT:	Michael Gallant, EMC 508-293-6357 gallant_michael@emc.com

FOR IMMEDIATE RELEASE		Kristin Hilf, RSA Security 781-515-6312 khilf@rsasecurity.com
EMC ANNOUNCES DEFINITIVE AGREEMENT TO
ACQUIRE RSA SECURITY, FURTHER ADVANCING
INFORMATION-CENTRIC SECURITY
Market Leaders in Information Management and Information Security Join to Help
Organizations Secure Information Throughout its Lifecycle
HOPKINTON and BEDFORD, Mass — June 29, 2006 — EMC Corporation (NYSE:EMC), the leader in information management and storage, and RSA Security Inc. (NASDAQ:RSAS), the leader in protecting and managing identities and digital assets, today announced a definitive agreement for EMC to acquire RSA. Under the terms of the agreement, EMC will pay $28.00 per share in cash in exchange for each share of RSA and the assumption of outstanding options, for an aggregate purchase price of slightly less than $2.1 billion, net of RSA’s existing cash balance. EMC’s acquisition of RSA brings together two market leaders with a shared vision for helping organizations of all sizes securely manage their information throughout its lifecycle. The acquisition adds industry-leading identity and access management solutions and encryption and key management software to EMC’s expanding, information-centric security portfolio. The acquisition is expected to be completed late in the third quarter or early in the fourth quarter of 2006, subject to customary closing conditions and regulatory approvals.
     Joe Tucci, EMC’s Chairman, President and CEO, said, “Information security is a top priority among executives around the world, and it has become an inseparable attribute of information management. Businesses can’t secure what they don’t manage, and when it comes to securing information, that means simply two things — managing the data and managing access to the data. EMC is the leading provider of information management solutions. Bringing RSA into the fold provides EMC with industry-leading identity and access management technologies and best-in-class encryption and key management software to help EMC deliver information lifecycle management securely.”
     RSA provides technologies to secure information no matter where it resides or travels inside or outside of an organization and throughout its lifecycle. With industry-leading authentication, access control, and encryption solutions, RSA helps organizations of all sizes ensure the authenticity and protection of people, information and transactions.

     “This acquisition signals a fundamental change in the landscape of the security market,” continued Tucci. “EMC is 100% committed to applying the resources required to continue to expand RSA’s leading market share while also tightly integrating their technology with EMC’s products to bring customers the best information-centric security portfolio available.”
     According to recent surveys conducted by industry and financial analyst firms, information security is the number one priority among CIOs. Meanwhile, 75% of U.S. companies suffer data loss each year. With high profile data breaches garnering national coverage and pressure to meet regulatory compliance, the combination of RSA’s security offerings and EMC’s information management and storage solutions uniquely addresses the market’s rapidly growing need for information-centric security.
     EMC’s information-centric security strategy implements an integrated, four-part solution that secures information throughout its lifecycle. The strategy helps customers assess the security of their information, secure their information infrastructure, directly protect their sensitive information, and manage security information and events to assure effectiveness and ease the burdens of compliance. The integration of RSA’s authentication and access management capabilities will build on EMC’s foundation of inherently secure products and processes. RSA’s encryption and key management technology will be central to EMC’s strategy to directly protect the information no matter where it resides within or outside of an organization.
     Art Coviello, RSA CEO and President, said, “Information security threats are evolving from attacks on the network and the perimeter to attacks on the data itself. These attacks are designed to obtain information, intellectual property and other information that can be exploited for criminal gain. For this reason, security must be an integral part of the information infrastructure, transparently allowing authorized users to easily get access to information. The combination of RSA’s leading security technology coupled with EMC’s best-in-class information infrastructure and financial resources will accelerate the integration of security into the information infrastructure.”
     On a GAAP basis, EMC currently expects the acquisition of RSA will be dilutive by $.03 per diluted share in 2007 and will not have a material impact on diluted earnings per share in 2008. On a non-GAAP basis, which excludes the impact of intangible amortization and stock option expense, EMC currently expects the acquisition will not have a material impact on diluted earnings per share in 2007 and will be accretive to earnings by $.03 per diluted share in 2008.
     Upon completion of the acquisition, RSA will operate as EMC’s Information Security Division, headquartered in Bedford, Mass. Art Coviello will become an Executive Vice President of EMC and President of the division.
Conference Call & Webcast
EMC Chairman, President and CEO Joe Tucci, RSA CEO and President Art Coviello, and EMC Vice Chairman and Chief Financial Officer Bill Teuber will discuss the acquisition on a conference call for financial analysts, investors and the news media at 5:00 p.m. EDT, today. The dial-in number is 210-234-0104. The pass code to access the call is EMC. For the general public, the call will be webcast with supporting slides at EMC and RSA’s home pages,

www.EMC.com and www.RSA.com. A replay of the call will be available approximately one hour following the call at 203-369-1706.
About EMC
EMC Corporation (NYSE: EMC) is the world leader in products, services and solutions for information management and storage that help organizations extract the maximum value from their information, at the lowest total cost, across every point in the information lifecycle. Information about EMC’s products and services can be found at www.EMC.com.
About RSA
RSA Security Inc. is the expert in protecting online identities and digital assets. The inventor of core security technologies for the Internet, the Company leads the way in strong authentication, encryption and anti-fraud protection, bringing trust to millions of user identities and the transactions that they perform. RSA Security’s portfolio of award-winning identity & access management solutions helps businesses to establish who’s who online — and what they can do. For more information, please visit www.rsasecurity.com.
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This release contains “forward-looking statements”, including forward-looking statements under the Federal Securities Laws. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) risks associated with acquisitions and investments, including the challenges and costs of closing, integration, restructuring and achieving anticipated synergies associated with the acquisition; (ii) adverse changes in general economic or market conditions; (iii) delays or reductions in information technology spending; (iv) competitive factors, including but not limited to pricing pressures and new product introductions; (v) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (vi) component and product quality and availability; (vii) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (viii) insufficient, excess or obsolete inventory; (ix) war or acts of terrorism; (x) the ability to attract and retain highly qualified employees; (xi) fluctuating currency exchange rates; and (xii) other one-time events and other important factors disclosed previously and from time to time in EMC’s and RSA’s filings with the U.S. Securities and Exchange Commission. EMC and RSA disclaim any obligation to update any such forward-looking statements after the date of this release.
This release contains non-GAAP financial measures. These non-GAAP financial measures, which are used as measures of EMC’s performance, should be considered in addition to, not as a substitute for, or superior to, measures of EMC’s financial performance prepared in accordance with GAAP. A reconciliation of these non-GAAP financial measures to GAAP is provided in the text of this release. EMC’s non-GAAP measures may be defined differently than similar terms used by other companies, and accordingly, care should be exercised in understanding how EMC defines its non-GAAP financial measures.
Specifically, intangible amortization and stock option expense is excluded from each non-GAAP financial measure in this release. Management views these items as non-cash expenses that are reported internally as corporate expenses. For purposes of its internal budgets and each reporting segment’s financial goals, EMC’s management uses financial statements that do not include such items.
EMC’s management uses these non-GAAP financial measures to gain an understanding of EMC’s comparative operating performance (when comparing such results with previous periods or forecasts) and future prospects. These non-GAAP financial measures are also used by EMC’s management in their financial and operating decision-making because management believes they reflect the underlying economics of EMC’s ongoing business in a manner that allows meaningful period-to-period comparisons. Such comparisons may be more meaningful because operating results presented under GAAP may include, from time to time, items that are not necessarily relevant to understand EMC’s business and may, in some cases, be difficult to forecast accurately for future periods. EMC’s management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating EMC’s current operating performance and future prospects in the same manner as management does if they so choose. These non-GAAP financial measures have limitations, however, because they do not include all items of income and expense that affect EMC’s operations. One material limitation of a non-GAAP financial measure that excludes intangible amortization and stock option expense is that it does not reflect any benefit that such items may confer on EMC. Management compensates for this and other limitations by also considering EMC’s financial results as determined in accordance with GAAP.
IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
     RSA plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about EMC, RSA, the merger and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.
     Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by EMC and RSA through the web site maintained by the SEC at www.sec.gov. Free copies of the proxy statement, when available, and each company’s other filings with the SEC also may be obtained from the respective companies. Free copies of EMC’s filings may be obtained by directing a request to EMC. You can request this information via the web at www.EMC.com/IR/request or by sending a written request to EMC Investor Relations, EMC Corporation, 176 South Street, Hopkinton, MA 01748. Free copies of RSA’s filings may be obtained by directing a request to Investor Relations at 781-515-6065. In addition, investors and security holders may access copies of the documents filed with the SEC by EMC on EMC’s website at www.EMC.com, and investors and security holders may access copies of the documents filed with the SEC by RSA on RSA’s website at www.RSA.com, when they become available.
     RSA, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from RSA’s stockholders with respect to the transactions contemplated by the merger agreement. Information regarding RSA’s directors and executive officers is contained in RSA’s Annual Report on Form 10-K for the year ended December 31, 2005 and its proxy statement dated May 3, 2006 for its 2006 Annual Meeting of Stockholders, which are filed with the SEC. As of February 28, 2006, RSA’s directors and executive officers beneficially owned (as calculated in accordance with SEC Rule 13d-3) approximately 3,225,265 shares, or 4.3%1, of RSA’s common stock. You can obtain free copies of these documents from RSA using the contact information set forth above. Additional information regarding interests of such participants will be included in the Proxy Statement that will be filed with the SEC and available free of charge as indicated above.
     In addition, in connection with the execution of the merger agreement, RSA adopted a deal retention and bonus program for the benefit of various individuals, including executive officers of RSA. Under this program, Art Coviello, RSA’s President and CEO, and Charles Kane, RSA SVP and CFO will be entitled to payments of up to $2,250,000 and $540,000 respectively. A more complete description will be available in the Proxy Statement.

[1]	Numbers from most recent proxy statement and indicate ownership as of February 28, 2006. Does not include 785,123 shares acquired by Mr. Harris on April 25, 2006 in connection with PassMark acquisition.